UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.
Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

On August 26, 2015, InSite Vision Incorporated, a Delaware corporation (the “Company”), QLT Inc, a corporation incorporated under the laws of British Columbia (“QLT”), and Isotope Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of QLT (“Merger Sub”), entered into the Second Amended and Restated Agreement and Plan of Merger (the “Amended Agreement”). Pursuant to the Amended Agreement, Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into the Company, and the Company will be the surviving corporation (the “Surviving Corporation”) in the merger and a wholly owned indirect subsidiary of QLT (the “Merger”).

The Boards of Directors of the Company and QLT have each unanimously approved the Amended Agreement. The Amended Agreement is subject to, among other things, adoption by the Company’s stockholders. The Board of Directors of the Company (the “Company Board”) unanimously recommends that the Company’s stockholders adopt the Amended Agreement.

Pursuant to the terms of the Amended Agreement and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”) (except shares owned by QLT or a subsidiary of QLT and shares held by stockholders who exercise their appraisal rights under Delaware law) will be cancelled and will be automatically converted into the right to receive a certain number of issued, fully paid and non-assessable shares of QLT common shares dependent on the volume weighted average trading price of QLT shares for the 15-trading day period ending on the trading day immediately preceding the closing of the merger (the “Average QLT Trading Price”)

Subject to the cap on the number of QLT shares to be issued in the merger described below, for each share of Company Common Stock, stockholders will receive:

•	0.078 QLT common shares, if the Average QLT Trading Price is between $3.22 and $3.86;

•	a number of QLT common shares equal to $0.30 divided by the Average QLT Trading Price, if the Average QLT Trading Price is greater than $3.86; and

•	a number of QLT common shares equal to $0.25 divided by the Average QLT Trading Price, if the Average QLT Trading Price is less than $3.22.

The number of QLT common shares to be issued in the Merger is subject to a cap so that QLT does not issue QLT common shares in excess of 19.9% of then-outstanding QLT common shares. In such event, the remaining merger consideration would be paid in cash (based on the value of the Average QLT Trading Price). No fractional shares will be issued in connection with the Merger, and the Company’s stockholders will receive cash in lieu of any fractional shares in the Merger pursuant to the terms of the Amended Agreement.

Pursuant to the terms of the Amended Agreement and subject to the conditions therein, at the Effective Time, each option to acquire shares of Company Common Stock that is outstanding and unexercised as of immediately prior to the Effective Time will be converted into the right to receive cash equal to the spread between the applicable exercise price and the value of the Merger Consideration.

Pursuant to the terms of the Amended Agreement and subject to the conditions therein, at the Effective Time, each warrant to purchase shares of Company Common Stock (collectively, the “Company Warrants”) that is outstanding and unexercised immediately prior to the Effective Time, will become converted into and become a warrant exercisable into the Merger Consideration and QLT will assume each such Company Warrant, in each case in accordance with its terms.

In addition to the change in the consideration described above, pursuant to the terms of the Amended Agreement, the termination fee that QLT will be entitled to receive from the Company if the Amended Agreement is terminated under certain circumstances was increased from $1,170,000 to $2,667,000.

Other than as described above and as provided in the Amended Agreement, the Amended Agreement does not materially change the terms of the previous merger agreement by and among the Company, QLT and Merger Sub. The foregoing description of the Amended Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The representations and warranties of the Company contained in the Amended Agreement have been made solely for the benefit of QLT and Merger Sub. In addition, such representations and warranties (1) have been made only for purposes of the Amended Agreement, (2) have been qualified by certain disclosures made to QLT and Merger Sub not reflected in the text of the Amended Agreement, (3) may be subject to materiality qualifications contained in the Amended Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Amended Agreement or other specific dates and (5) have been included in the Amended Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Amended Agreement is included with this filing only to provide investors with information regarding the terms of the Merger and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Amended Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other reports and documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”).

Item 8.01.	Other Events.

On August 26, 2015, the Company’s Board of Directors unanimously approved the Amended Agreement and determined that the previously announced unsolicited offer from a multi-national pharmaceutical company to acquire the Company for $0.25 per share in an all-cash transaction no longer constitutes a “Company Superior Proposal” as defined in the Amended Agreement.

On August 27, 2015, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information

In connection with the proposed merger of the Company and QLT, QLT filed with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that includes a preliminary proxy statement of the Company and that also constitutes a preliminary prospectus of QLT (the Form S-4). The Form S-4 has not yet been declared effective by the SEC and is not complete and will be further amended. the Company plans to mail the definitive proxy statement/prospectus to its stockholders when it becomes available. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement/ prospectus (when available) and other documents filed with the SEC by QLT or the Company through the website maintained by the SEC at http://www.sec.gov and, in QLT’s case, also on the System for Electronic Document Analysis Retrieval (SEDAR) website maintained by the Canadian Securities Administrators at www.sedar.com. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.InSiteVision.com or by contacting the Company at 510-747-1220.

Participants in the Merger Solicitation

QLT, the Company, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction between the Company and QLT. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the QLT and the Company shareholders in connection with the proposed merger of the Company with QLT and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement/prospectus that has been filed with the SEC. Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2015. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 19, 2015.

AzaSite®, DuraSite® and DuraSite® 2 are registered trademarks of InSite Vision Incorporated.

AzaSite Xtra™, AzaSite Plus™, BromSite™, DexaSite™ and BromDex™ are trademarks of InSite Vision Incorporated.

Besivance® is a registered trademark of Bausch + Lomb Incorporated.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*	Second Amended and Restated Agreement and Plan of Merger, dated as of August 26, 2015, by and among the Company, QLT and Merger Sub.

99.1	Press Release, dated August 27, 2015.

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2015	INSITE VISION INCORPORATED

	By:	/s/ Louis Drapeau
Louis Drapeau
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1*	Second Amended and Restated Agreement and Plan of Merger, dated as of August 26, 2015, by and among InSite Vision Incorporated, QLT Inc. and Isotope Acquisition Corp.

99.1	Press Release, dated August 27, 2015.

*	InSite Vision Incorporated has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. InSite Vision Incorporated will furnish a copy of such omitted document to the SEC upon request.